Exhibit 4.1

Execution Copy

FIRST AMENDMENT

FIRST AMENDMENT, dated as of December 28, 2011 (this “Amendment”), among Chesapeake Funding LLC, as issuer (the “Issuer”), PHH Vehicle Management Services, LLC, as administrator (the “Administrator”), The Bank of New York Mellon, as indenture trustee (the “Indenture Trustee”), Canadian Imperial Bank of Commerce, NY Agency, as a new Non-Conduit Purchaser (the “New Non-Conduit Purchaser”) and PHH Sub 2 Inc., as a new Class B Note Purchaser (the “New Class B Note Purchaser”), to the Amended and Restated Series 2010-1 Indenture Supplement, dated as of June 29, 2011 (the “Indenture Supplement”), among the Issuer, the Administrator, the several Non-Conduit Purchasers and CP Conduit Purchaser Groups parties thereto, the Funding Agents for such CP Conduit Purchaser Groups, the several Class B Note Purchasers party thereto, JPMorgan Chase Bank, N.A., in its capacity as administrative agent (the “Administrative Agent”) for the Non-Conduit Purchasers and the CP Conduit Purchaser Groups, and the Indenture Trustee, to the Amended and Restated Base Indenture, dated as of December 17, 2008, as amended as of May 28, 2009 (the “Base Indenture”), between the Issuer and the Indenture Trustee pursuant to which the Series 2010-1 Investor Notes were issued to the Non-Conduit Purchasers, the CP Conduit Purchaser Groups and the Class B Note Purchasers.

W I T N E S S E T H:

WHEREAS, the Issuer has requested Series 2010-1 Investor Noteholders constituting a Series 2010-1 Majority in Interest to consent to the amendment to the Indenture Supplement set forth in this Amendment; and

WHEREAS, a Series 2010-1 Majority in Interest is willing to consent to the amendment to the Indenture Supplement requested by the Issuer and set forth in this Amendment;

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.     Defined Terms.  All capitalized terms defined in the Indenture Supplement and used herein shall have the meanings given to them therein.

2.     Amendments to Article 1.  Article 1 of the Indenture Supplement is hereby amended by deleting the following definitions in their entirety and substituting in lieu thereof the following new definitions:

“‘Class B Invested Amount’ means, (a) as of any date of determination prior to December 28, 2011, an amount equal to (i) the Class B Initial Invested Amount minus (ii) the amount of principal payments made to Class B Investor Noteholders prior to December 28, 2011 and (b) as of December 28, 2011 and any date of determination thereafter, an amount equal to (i) $28,846,154 minus (ii) the amount of principal payments made to Class B Investor Noteholders on or prior to such date.

‘Class B Monthly Interest’ means, with respect to any Series 2010-1 Interest Period, an amount equal to the product of (i) the Class B Note Rate for such Series 2010-1 Interest Period, (ii) in the case of (A) the initial Series 2010-1 Interest Period, the Class B Initial Invested Amount, (B) the Series 2010-1 Interest Period ending on January 6, 2012, the average of the Class B Invested Amount on each day during such Series 2010-1 Interest Period and (C) any Series 2010-1 Interest Period other than a Series 2010-1 Interest Period referred to in clause (A) or (B), the Class B Invested Amount on the first day of such Series 2010-1 Interest Period, after giving effect to any principal payments made on such date, and (iii) a fraction, the numerator of which is the number of days in such Series 2010-1 Interest Period and the denominator of which is 360 (or, if the Class B Note Rate for such Series 2010-1 Interest Period is based on the Alternate Base Rate, 365 (or 366, as the case may be)).

‘Class B Note Purchasers’ means the several purchasers of the Class B Investor Notes listed on Schedule II and their respective permitted successors and assigns pursuant to Section 12.10(g) and any other Person who otherwise becomes a party to this Indenture Supplement as a Class B Note Purchaser.

‘Discount’ means, (a) with respect to any Match Funding CP Conduit Purchaser, the interest or discount component of the Commercial Paper issued by such Match Funding CP Conduit Purchaser to fund or maintain the CP Conduit Funded Amount with respect to such Match Funding CP Conduit Purchaser, including an amount equal to the portion of the face amount of the outstanding Commercial Paper issued to fund or maintain the CP Conduit Funded Amount with respect to such CP Conduit Purchaser that corresponds to the portion of the proceeds of such Commercial Paper that was used to pay the interest or discount component of maturing Commercial Paper issued to fund or maintain such CP Conduit Funded Amount, to the extent that such CP Conduit Purchaser has not received payments of interest in respect of such interest component prior to the maturity date of such maturing Commercial Paper, and including the portion of such interest or discount component constituting dealer or placement agent commissions, (b) with respect to any Pooled Funding CP Conduit Purchaser (other than a CP Conduit Purchaser administered or managed by JPMorgan Chase), the amount of interest or discount to accrue on or in respect of the Commercial Paper issued by such Pooled Funding CP Conduit Purchaser allocated, in whole or in part, by the Funding Agent with respect to such Pooled Funding CP Conduit Purchaser, to fund the purchase or maintenance of the CP Conduit Funded Amount with respect to such Pooled Funding CP Conduit Purchaser (including, without limitation, any interest attributable to the commissions of placement agents and dealers in respect of such Commercial Paper and any costs associated with funding small or odd-lot amounts, to the extent that such commissions or costs are allocated, in whole or in part, to such Commercial Paper by such Funding Agent) and (c) with respect to a CP Conduit Purchaser administered or managed by JPMorgan Chase, the LIBO Rate with respect to each day; provided, however, that, if any Change in Law shall make it unlawful for a CP Conduit Purchaser administered or managed by JPMorgan Chase to fund its Purchaser Group Invested Amount at the LIBO Rate and the Funding Agent for such CP Conduit Purchaser shall have notified the Administrative Agent in writing thereof (and not subsequently notified the Administrative Agent that such circumstances no longer exist), the Discount for such CP Conduit Purchaser for such day shall be the Alternate Base Rate.

‘Non-Conduit Purchaser’ mean each financial institution or other entity (other than a commercial paper conduit) listed on Schedule I or party to a Purchaser Group Supplement pursuant to which such financial institution or entity became a party to this Indenture Supplement or any other Person who otherwise becomes a party to this Indenture Supplement as a Non-Conduit Purchaser.

‘Series 2010-1 Required Reserve Account Amount’ means, on any date of determination, an amount equal to the lesser of $25,734,606 and (b) the Series 2010-1 Invested Amount.”

3.     Amendment to Article 2.  Article 2 of the Indenture Supplement is hereby amended by deleting the proviso to the second sentence of Section 2.6(a) thereof and inserting in lieu thereof the following new proviso:

“provided, however, that no such increase in the Class A Maximum Purchaser Group Invested Amount of a Purchaser Group shall be effective hereunder on any date during the Series 2011-1 Revolving Period unless the Series 2011-1 Class A Maximum Purchaser Group Invested Amount of such Purchaser Group shall have been increased on the same date in an amount equal to the product of (x) the amount of such increase and (y) a fraction, the numerator of which is equal to the Series 2011-1 Class A Maximum Invested Amount and the denominator of which is equal to the Class A Maximum Invested Amount on such date pursuant to Section 2.6(a) of the Series 2011-1 Indenture Supplement.”

4.     Additional Purchaser Group.  By executing and delivering this Amendment, the New Non-Conduit Purchaser confirms to and agrees with the parties hereto as follows: (i) none of the Administrative Agent, the Funding Agents or the other Purchaser Groups has made any representation or warranty or assumed any responsibility with respect to any statements, warranties or representations made in or in connection with the Indenture Supplement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Indenture, the Class A Investor Notes, the Transaction Documents or any instrument or document furnished pursuant thereto or the financial condition of the Issuer, Holdings, VMS or the Origination Trust or the performance or observance by the Issuer, Holdings, VMS or the Origination Trust of any of their obligations under the Indenture Supplement, the Base Indenture, the Transaction Documents or any other instrument or document furnished pursuant thereto; (ii) the New Non-Conduit Purchaser confirms that it has received a copy of the Indenture Supplement, the Base Indenture and such other Transaction Documents and other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into the Indenture Supplement; (iii) the New Non-Conduit Purchaser will, independently and without reliance upon the Administrative Agent or any other Purchaser Group and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Indenture Supplement; (iv) the New Non-Conduit Purchaser appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Indenture Supplement as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with Article 10 of the Indenture Supplement; and (v) the New Non-Conduit Purchaser agrees (for the benefit of the parties hereto and the other Purchaser Groups) that it will perform in accordance with their terms all of the obligations which by the terms of the Indenture are required to be performed by it as a Non-Conduit Purchaser.  From and after the Amendment Effective Date (as defined below), the New Non-Conduit Purchaser shall be a Non-Conduit Purchaser party to the Indenture Supplement for all purposes thereof.  Schedule 1 to this Amendment sets forth the Class A Maximum Purchaser Group Invested Amount and administrative information with respect to the New Non-Conduit Purchaser.

5.     Additional Class B Note Purchaser.  By executing and delivering this Amendment, the New Class B Note Purchaser confirms to and agrees with the parties hereto as follows: (i)  it has received a copy of the Indenture Supplement, the Base Indenture and such other Transaction Documents and other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into the Indenture Supplement; (ii) the New Class B Note Purchaser will, independently and without reliance upon any other Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Indenture Supplement; and (iii) the New Class B Note Purchaser agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Indenture are required to be performed by it as a Class B Note Purchaser.  From and after the Amendment Effective Date, the New Class B Note Purchaser shall be a Class B Note Purchaser party to the Indenture Supplement for all purposes thereof.

6.     Amendments to Schedule I.  On the Amendment Effective Date, the Class A Maximum Invested Amount shall be increased to $875,000,000, Schedule I to the Indenture Supplement shall be amended by deleting such Schedule in its entirety and substituting in lieu thereof new Schedule I in the form of Schedule 1 to this Amendment and the Class A Maximum Purchaser Group Invested Amount with respect to each Purchaser Group shall equal the amount set forth for such Purchaser Group on such new Schedule I to the Indenture Supplement.

7.             Conditions to Effectiveness.  This Amendment shall become effective on December 28, 2011 (the “Amendment Effective Date”), if each of the following conditions precedent shall have been satisfied on or prior to such day:

(a)           The Administrative Agent shall have received, with a copy for each Funding Agent, this Amendment duly executed and delivered by duly authorized officers of the Issuer, the Administrator, the Indenture Trustee, the New Non-Conduit Purchaser and the New Class B Note Purchaser;

(b)           The representations and warranties of the Issuer and VMS contained in the Transaction Documents to which each is a party shall be true and correct in all material respects as of the date hereof as if made as of the date hereof;

(c)           The Indenture Trustee at the request of the Issuer or the Administrator on behalf of the Issuer shall have effected a Decrease on the Amendment Effective Date pursuant to Section 2.5(a) of the Indenture Supplement in an amount equal to $875,000;

(d)           The Administrative Agent shall have received the Reallocation Agreement in the form of Exhibit A to this Amendment, duly executed by the Issuer, the Administrator, the Administrative Agent and the Purchaser Groups (including the New Non-Conduit Purchaser Group) pursuant to which the Purchaser Group Invested Amount with respect to each Purchaser Group will be increased or decreased such that the Pro Rata Share with respect to each Purchaser Group shall equal the Commitment Percentage with respect to such Purchaser Group, calculated using the Class A Maximum Purchaser Group Invested Amount with respect to such Purchaser Group set forth on Schedule 1 to this Amendment;

(e)           The Issuer shall have paid to the Indenture Trustee for deposit into the Series 2010-1 Reserve Account an amount equal to $5,146,921 in immediately available funds;

(f)            The Issuer shall have signed and directed the Indenture Trustee to authenticate and deliver to the New Non-Conduit Purchaser a Class A Investor Note in the name of the New Non-Conduit Purchaser in an amount equal to the Class A Maximum Purchaser Group Invested Amount with respect to the New Non-Conduit Purchaser set forth on Schedule 1 to this Amendment;

(g)           The Issuer shall have signed and directed the Indenture Trustee to authenticate and deliver to the Funding Agents with respect to Chariot Funding LLC, Monterey Funding LLC, Thunder Bay Funding, LLC, CRC Funding, LLC and Liberty Street Funding LLC, a new Class A Investor Note in the name of such Funding Agent in an amount equal to the Class A Maximum Purchaser Group Invested Amount with respect to the Purchaser Group of which such CP Conduit Purchaser is a member set forth on Schedule 1 to this Amendment in exchange for the Series 2010-1 Investor Note delivered to such Funding Agent on June 29, 2011;

(h)           The New Class B Note Purchaser, shall have made an advance to the Issuer in an amount equal to $5,769,231 by transferring such amount in immediately available funds to the Indenture Trustee for deposit into the Series 2010-1 Collection Subaccount;

(i)            The Issuer shall have signed and directed the Indenture Trustee to authenticate and deliver to the New Class B Note Purchaser a Class B Investor Note in the name of the New Class B Note Purchaser or its nominee in an amount equal to $5,769,231;

(j)            The New Non-Conduit Purchaser shall have received (x) letters from counsel to the Issuer, Holdings, SPV, the Origination Trust, the Intermediary, the Back-up Servicer and the Administrator, dated the Amendment Effective Date and addressed to the New Non-Conduit Purchaser, entitling the New Non-Conduit Purchaser to rely on each of the legal opinions of such counsel delivered to the Administrative Agent and the Purchaser Groups pursuant to the Indenture Supplement on June 1, 2010 and June 29, 2011, in each case, in form and substance acceptable to the New Non-Conduit Purchaser, and (y) a letter from the independent certified public accountants who provided the agreed upon procedures report to the Purchaser Groups pursuant to the Series 2011-1 Indenture Supplement on June 29, 2011, entitling the New Non-Conduit Purchaser to rely on that report;

(k)           The Indenture Trustee and the Administrative Agent shall have received the Consent in the form of Exhibit B to this Amendment, duly executed by Series 2010-1 Investor Noteholders constituting a Series 2010-1 Majority in Interest; and

(l)            Each Funding Agent shall have received, to the extent required, evidence satisfactory to it that this Amendment will not result in a reduction or withdrawal of the rating of the Commercial Paper issued by the CP Conduit Purchaser in its CP Conduit Purchaser Group by any Rating Agency.

(m)          The Issuer shall have paid to (i) the New Non-Conduit Purchaser an amount equal to the product of (x) 0.10% and (y) the New Non-Conduit Purchaser’s Class A Maximum Purchaser Group Invested Amount set forth on Schedule 1 to this Amendment and (ii) the Funding Agents with respect to Chariot Funding LLC, Monterey Funding LLC, Thunder Bay Funding, LLC, CRC Funding, LLC and Liberty Street Funding LLC an amount equal to the product of (x) 0.10% and (y) the amount by which the Class A Maximum Purchaser Group Invested Amount with respect to the Purchaser Group of which such CP Conduit Purchaser is a member is increasing effective on the Amendment Effective Date.

8.     Miscellaneous.

(a)   Payment of Expenses.  The Issuer agrees to pay or reimburse the Indenture Trustee and the Administrative Agent for all of their respective out-of-pocket costs and reasonable expenses incurred in connection with this Amendment, including, without limitation, the reasonable fees and disbursements of their respective counsel.

(b)   No Other Amendments; Confirmation.  Except as expressly amended, modified and supplemented hereby, the provisions of the Indenture Supplement are and shall remain in full force and effect.

(c)   Governing Law.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

(d)  Counterparts.  This Amendment may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.  A set of the copies of this Amendment signed by all the parties shall be lodged with the Indenture Trustee.  This Amendment may be delivered by facsimile transmission of the relevant signature pages hereof.

IN WITNESS WHEREOF, the Issuer, the Administrator, the Indenture Trustee, the New Non-Conduit Purchaser and the New Class B Note Purchaser have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

CHESAPEAKE FUNDING LLC

By:	/s/ Mark E. Johnson
	Name:	Mark E. Johnson
	Title:	Senior Vice President and Treasurer

PHH VEHICLE MANAGEMENT SERVICES, LLC

By:	/s/ Mark E. Johnson
	Name:	Mark E. Johnson
	Title:	Senior Vice President and Treasurer

THE BANK OF NEW YORK MELLON, as Indenture Trustee

By:	/s/ Jared Fischer
	Name:	Jared Fischer
	Title:	Vice President

CANADIAN IMPERIAL BANK OF COMMERCE, NY AGENCY, as a Non-Conduit Purchaser

By:	/s/ Robert Castro
	Name:	Robert Castro
	Title:	Authorized Signatory

By:	/s/ John O’Dowd
	Name:	John O’Dowd
	Title:	Authorized Signatory

PHH SUB 2 INC., as a Class B Note Purchaser

By:	/s/ Mark E. Johnson
	Name:	Mark E. Johnson
	Title:	Senior Vice President and Treasurer

[First Amendment — 2010-1]

SCHEDULE 1

TO THE FIRST AMENDMENT

SCHEDULE I TO THE

SERIES 2010-1

INDENTURE SUPPLEMENT

LIST OF PURCHASER GROUPS

CP Conduit Purchaser	APA Bank	APA Bank Percentage	Funding Agent	Maximum Purchaser Group Invested Amount	Match Funding

Chariot Funding LLC Alex Louis-Jeune 383 Madison Avenue Floor 31 New York, NY 10179	JPMorgan Chase Bank, N.A. Alex Louis-Jeune 383 Madison Avenue Floor 31 New York, NY 10179	100%	JPMorgan Chase Bank, N.A. Alex Louis-Jeune 383 Madison Avenue, Floor 31 New York, NY 10179	$91,000,000

Monterey Funding LLC Robert Sheldon 60 Wall Street, 3rd Fl New York, NY 10005	Deutsche Bank AG New York Branch Robert Sheldon 60 Wall Street, 3rd Fl New York, NY 10005	100%	Deutsche Bank AG New York Branch Robert Sheldon 60 Wall Street, 3rd Fl New York, NY 10005	$91,000,000

Salisbury Receivables Company Jamie Pratt 745 7th Ave., 5th Fl New York, NY 10019	Barclays Bank PLC Jamie Pratt 745 7th Ave., 5th Fl New York, NY 10019	100%	Barclays Bank PLC Jamie Pratt 745 7th Ave., 5th Fl New York, NY 10019	$70,000,000

Thunder Bay Funding, LLC c/o Global Securitization Services, LLC 68 South Service Road, Ste 120 Melville, NY 11747	Royal Bank of Canada Lorna Mendelson Three World Financial Center 200 Vesey St., 12th Floor New York, NY 10281 cc: RBC Capital Markets Attn: Conduit Management Little Falls Centre II 2751 Centerville Rd. Suite 212 Wilmington, DE 19808	100%	Royal Bank of Canada Lorna Mendelson Three World Financial Center 200 Vesey St., 12th Floor New York, NY 10281 cc: RBC Capital Markets Attn: Conduit Management Little Falls Centre II 2751 Centerville Rd., Suite 212 Wilmington, DE 19808	$91,000,000

CRC Funding, LLC Steve Vierengel 388 Greenwich Street, 19th Fl New York, NY, 10013	Citibank, N.A. Steve Vierengel 388 Greenwich Street, 19th Fl New York, NY, 10013	100%	Citibank, N.A. Steve Vierengel 388 Greenwich Street, 19th Fl New York, NY, 10013	$91,000,000

Compass US Acquisition LLC Nefertiti Rodney Conduit Management Services, Deutsche Bank 60 Wall Street NYC60-2606 New York, NY 10005	WestLB AG, New York Branch Laura Spichiger 250 Greenwich Street, 52nd Fl New York, NY 10007	100%	WestLB AG, New York Branch Laura Spichiger 250 Greenwich Street, 52nd Fl New York, NY 10007	$70,000,000

Liberty Street Funding LLC c/o Global Securitization Services, LLC 114 West 47th St. Suite 2310 New York, New York 10036	The Bank of Nova Scotia Darren Ward One Liberty Plaza, 26th Fl New York, NY 10006	100%	The Bank of Nova Scotia Darren Ward One Liberty Plaza, 26th Fl New York, NY 10006	$91,000,000

Variable Funding Capital Company LLC Leah Miller 301 South College Street MAC D1053-082 Charlotte, NC 28202	Wells Fargo Bank, National Association Leah Miller 301 South College Street MAC D1053-082 Charlotte, NC 28202	100%	Wells Fargo Bank, National Association Leah Miller 301 South College Street MAC D1053-082 Charlotte, NC 28202	$70,000,000

Non-Conduit Purchaser	Address	Maximum Purchaser Group Invested Amount

Bank of America, National Association	Jessica Richmond 214 North Tyron Street, 21st Fl Charlotte, NC 28255	$70,000,000

The Royal Bank of Scotland PLC	Michael Zappaterrini 600 Washington Blvd Stamford, CT 06901	$70,000,000

Canadian Imperial Bank of Commerce, NY Agency	Robert Castro 300 Madison Avenue, 5th Floor New York, New York 10017	$70,000,000

EXHIBIT A

TO FIRST AMENDMENT

Reallocation Agreement

Chesapeake Funding LLC

940 Ridgebrook Road

Sparks, Maryland 21152

December 28, 2011

Reallocation of Purchaser Group Invested Amounts

JPMorgan Chase Bank, N.A.
c/o J.P. Morgan Securities LLC

10 South Dearborn Street, 13th Floor

Chicago, Illinois 60670

Ladies and Gentlemen:

Reference is hereby made to the Amended and Restated Series 2010-1 Indenture Supplement, dated as of June 29, 2011, as amended by the First Amendment thereto (the “First Amendment”) dated as of the date hereof (the “Indenture Supplement”), among Chesapeake Funding LLC, as issuer (the “Issuer”), PHH Vehicle Management Services, LLC, as administrator (the “Administrator”), The Bank of New York Mellon, as indenture trustee (the “Indenture Trustee”), the several Non-Conduit Purchasers and CP Conduit Purchaser Groups parties thereto, the Funding Agents for such CP Conduit Purchaser Groups, the several Class B Note Purchasers party thereto, and JPMorgan Chase Bank, N.A., in its capacity as administrative agent (the “Administrative Agent”) for the Non-Conduit Purchasers and the CP Conduit Purchaser Groups, to the Amended and Restated Base Indenture, dated as of December 17, 2008, as amended as of May 28, 2009, between the Issuer and the Indenture Trustee.  Capitalized terms used but not defined herein are used with the meanings assigned to them in the Indenture Supplement.

On the date hereof pursuant to the First Amendment, Canadian Imperial Bank of Commerce, NY Agency, is joining the Indenture Supplement as a Non-Conduit Purchaser (the “New Non-Conduit Purchaser”) with a Class A Maximum Purchaser Group Invested Amount of $70,000,000, the Class A Maximum Purchaser Group Invested Amounts with respect to certain of the existing Purchaser Groups are increasing and the Class A Maximum Invested Amount is thereby being increased to $875,000,000.  Each Purchaser Group has agreed to enter into this letter agreement and increase or decrease its Purchaser Group Invested Amount pursuant hereto in order to ensure that the Pro Rata Share with respect to such Purchaser Group equals the Commitment Percentage with respect to such Purchaser Group after giving effect to the joinder of the New Non-Conduit Purchaser and such increases.

Each CP Conduit Purchaser Group listed on Schedule A hereto hereby agrees that on the date hereof the CP Conduit Purchaser included in such CP Conduit Purchaser Group shall issue Commercial Paper in an amount sufficient to increase the CP Conduit Funded Amount with respect to such CP Conduit Purchaser Group by the amount set forth opposite the name of such CP Conduit Purchaser on Schedule A hereto (each an “Increase Amount”).  The New Non-Conduit Purchaser hereby agrees on the date hereof to advance an amount equal to $48,105,498 to the account of the Administrative Agent described below. Each Non-Conduit Purchaser and each CP Conduit Purchaser Group listed on Schedule B hereto hereby agrees that, on the date hereof, such Non-Conduit Purchaser and the CP Conduit Purchaser included in such CP Conduit Purchaser Group shall be repaid in an amount sufficient to decrease the Purchaser Group Invested Amount with respect to such Non-Conduit Purchaser or the CP Conduit Funded Amount with respect to such CP Conduit Purchaser Group, as the case may be, by the amount set forth opposite the name of such Non-Conduit Purchaser or such CP Conduit Purchaser on Schedule B hereto (each a “Decrease Amount”).  The parties hereto hereby acknowledge and agree that the Issuer will have no interest in the proceeds of any Commercial Paper to be issued on the date hereof, and the advance by each CP Conduit Purchaser Group listed on Schedule A hereto (each an “Increasing Purchaser Group”) of its Increase Amount hereunder and the payment to each Non-Conduit Purchaser and each CP Conduit Purchaser Group listed on Schedule B hereto (each a “Decreasing Purchaser Group”) of its Decrease Amount hereunder shall be treated as an assignment by each Decreasing Purchaser Group of an amount of its Purchaser Group Invested Amount equal to its Decrease Amount to the Increasing Purchaser Groups and the acquisition by each Increasing Purchaser Group from the Decreasing Purchaser Groups of an amount of the Class A Invested Amount equal to its Increase Amount, in each case, pursuant to Section 12.10(e) of the Indenture Supplement.

Each CP Conduit Purchaser Group listed on Schedule A hereto hereby agrees to cause an amount equal to its Increase Amount to be paid to the Administrative Agent on the date hereof, in immediately available funds by wire transfer to the ABS-Conduit FMSD Incoming Clearing, account number 9008112016 at JPMorgan Chase Bank, N.A., ABA#: 021000021, Reference: Chesapeake Series 2010-1, no later than 11:00 A.M, New York City time.  Upon receipt of such funds, the Administrative Agent shall pay each Non-Conduit Purchaser and each CP Conduit Purchaser Group listed on Schedule B hereto its Decrease Amount.

The parties hereto acknowledge and agree that, after giving effect to the payment of the Increase Amounts and the Decrease Amounts as provided herein, the Series 2010-1 Invested Amount shall remain unchanged and the Purchaser Group Invested Amount of each Purchaser Group shall equal the amount set forth opposite the name of the Non-Conduit Purchaser or CP Conduit Purchaser included in such Purchaser Group on Schedule C hereto.

This Letter Agreement may not be amended or waived except by an instrument in writing signed by the Issuer and each of the undersigned parties.  This Letter Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.  This Letter Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement.  Delivery of an executed signature page of this Letter Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

2

Please confirm that the foregoing is our mutual understanding by signing and returning to us an executed counterpart of this Letter Agreement.

Very truly yours,

CHESAPEAKE FUNDING LLC

By:
Name:
Title:

Accepted and agreed to as of
the date first written above by:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:
Name:
Title:

[Reallocation Agreement — 2010-1]

3

CHARIOT FUNDING LLC, as
  a CP Conduit Purchaser

By:	JPMorgan Chase Bank, N.A., its attorney-in-fact

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., as an APA Bank

By:
Name:
Title:

[Reallocation Agreement — 2010-1]

MONTEREY FUNDING LLC, as
a CP Conduit Purchaser

By:
Name:
Title:

DEUTSCHE BANK AG NEW YORK BRANCH, as an APA Bank

By:
Name:
Title:

By:
Name:
Title:

[Reallocation Agreement — 2010-1]

SALISBURY RECEIVABLES COMPANY, as
a CP Conduit Purchaser

By:
Name:
Title:

BARCLAYS BANK PLC, as an APA Bank

By:
Name:
Title:

[Reallocation Agreement — 2010-1]

THUNDER BAY FUNDING, LLC, as
a CP Conduit Purchaser

By:
Name:
Title:

ROYAL BANK OF CANADA, as an APA Bank

By:
Name:
Title:

By:
Name:
Title:

[Reallocation Agreement — 2010-1]

CRC FUNDING, LLC, as a CP Conduit Purchaser

By:  CITIBANK, N.A, as Attorney-in-Fact

By:
Name:
Title:

CITIBANK, N.A., as an APA Bank

By:
Name:
Title:

[Reallocation Agreement — 2010-1]

COMPASS US ACQUISITION LLC, as a CP Conduit Purchaser,

By:
Name:
Title:

WESTLB AG, New York Branch, as an APA Bank

By:
Name:
Title:

By:
Name:
Title:

[Reallocation Agreement — 2010-1]

LIBERTY STREET FUNDING LLC, as a CP Conduit Purchaser,

By:
Name:
Title:

THE BANK OF NOVA SCOTIA, as an APA Bank

By:
Name:
Title:

[Reallocation Agreement — 2010-1]

VARIABLE FUNDING CAPITAL COMPANY LLC, as a CP Conduit Purchaser

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as an APA Bank

By:
Name:
Title:

[Reallocation Agreement — 2010-1]

BANK OF AMERICA, NATIONAL ASSOCIATION, as a Non-Conduit Purchaser

By:
Name:
Title:

[Reallocation Agreement — 2010-1]

THE ROYAL BANK OF SCOTLAND, as a Non-Conduit Purchaser

By: RBS Securities, Inc., as agent

By:
Name:
Title:

[Reallocation Agreement — 2010-1]

CANADIAN IMPERIAL BANK OF COMMERCE, NY AGENCY,

as a Non-Conduit Purchaser

By:
Name:
Title:

By:
Name:
Title:

[Reallocation Agreement — 2010-1]

SCHEDULE A

Increase Amounts

CP Conduit Purchaser	Increase in CP Conduit Funded Amount
Chariot Funding LLC	$2,405,274.90
Monterey Funding LLC	$2,405,274.90
Thunder Bay Funding, LLC	$2,405,274.90
CRC Funding, LLC	$2,405,274.90
Liberty Street Funding Corporation	$2,405,274.90
TOTAL	$12,026,374.50

SCHEDULE B

Decrease Amounts

CP Conduit Purchaser/Non-Conduit Purchaser	Decrease in Purchaser Group Invested Amount
Salisbury Receivables Company	$12,026,374.50
Compass US Acquisition LLC	$12,026,374.50
Variable Funding Capital Company LLC	$12,026,374.50
Bank of America, N.A.	$12,026,374.50
The Royal Bank of Scotland	$12,026,374.50
TOTAL	$60,131,872.50

SCHEDULE C

Purchaser Group Invested Amounts

CP Conduit Purchaser/Non-Conduit Purchaser	Purchaser Group Invested Amount
Chariot Funding LLC	$62,537,147.40
Monterey Funding LLC	$62,537,147.40
Salisbury Receivables Company	$48,105,498.00
Thunder Bay Funding, LLC	$62,537,147.40
CRC Funding, LLC	$62,537,147.40
Compass US Acquisition LLC	$48,105,498.00
Liberty Street Funding LLC	$62,537,147.40
Variable Funding Capital Company LLC	$48,105,498.00
Bank of America, N.A.	$48,105,498.00
The Royal Bank of Scotland	$48,105,498.00
Canadian Imperial Bank of Commerce, NY Agency	$48,105,498.00
TOTAL	$601,318,725.00

EXHIBIT B

TO FIRST AMENDMENT

Consent

Reference is made to (i) that certain Amended and Restated Series 2010-1 Indenture Supplement, dated as of June 29, 2011(the “Indenture Supplement”), among Chesapeake Funding LLC, as issuer (the “Issuer”), PHH Vehicle Management Services, LLC, as administrator (the “Administrator”), the several Non-Conduit Purchasers and CP Conduit Purchaser Groups party thereto, the Funding Agents for such CP Conduit Purchaser Groups, the several Class B Note Purchasers party thereto, JPMorgan Chase Bank, N.A., in its capacity as administrative agent (the “Administrative Agent”) for the Purchaser Groups, and The Bank of New York Mellon, as indenture trustee (the “Indenture Trustee”), to the Amended and Restated Base Indenture, dated as of December 17, 2008, as amended as of May 28, 2009 (the “Base Indenture”), between the Issuer and the Indenture Trustee and (ii) that certain First Amendment to the Indenture Supplement, dated as of December 28, 2011 (the “Amendment”), among the Issuer, the Administrator, the Indenture Trustee, the New Non-Conduit Purchaser (as defined therein) and the New Class B Note Purchaser (as defined therein).  All capitalized terms defined in the Indenture Supplement and used herein shall have the meanings given to them therein.

The undersigned hereby consent to the execution, delivery and performance of the First Amendment by the parties thereto.

In order to satisfy one of the conditions to the effectiveness of the Amendment, the Issuer must effect a Decrease on the date hereof.  The undersigned hereby waive the requirement in Section 2.5(a) of the Indenture Supplement that (i) the Administrator shall have provided the Administrative Agent with prior written notice of the amount of such Decrease prior to 9:30 A.M., New York City time, on the second Business Day prior to such Decrease, and (ii) the amount of such Decrease be equal to $10,000,000 and integral multiples of $500,000 in excess thereof.

Dated:  December 28, 2011

CHARIOT FUNDING LLC, as a CP Conduit Purchaser

By:	JPMorgan Chase Bank, N.A., its attorney-in-fact

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., as an APA Bank

By:
Name:
Title:

[Consent — 2010-1]

MONTEREY FUNDING LLC, as a CP Conduit Purchaser

By:
Name:
Title:

DEUTSCHE BANK AG NEW YORK BRANCH, as an APA Bank

By:
Name:
Title:

By:
Name:
Title:

[Consent — 2010-1]

SALISBURY RECEIVABLES COMPANY, as a CP Conduit Purchaser

By:
Name:
Title:

BARCLAYS BANK PLC, as an APA Bank

By:
Name:
Title:

[Consent — 2010-1]

THUNDER BAY FUNDING, LLC, as a CP Conduit Purchaser

By:
Name:
Title:

ROYAL BANK OF CANADA, as an APA Bank

By:
Name:
Title:

By:
Name:
Title:

[Consent — 2010-1]

CRC FUNDING, LLC, as a CP Conduit Purchaser

By:	CITIBANK, N.A., as Attorney-in-Fact

By:
Name:
Title:

CITIBANK, N.A., as an APA Bank

By:
Name:
Title:

[Consent — 2010-1]

COMPASS US ACQUISITION LLC, as a CP Conduit Purchaser

By:
Name:
Title:

WESTLB AG, NEW YORK BRANCH, as an APA Bank

By:
Name:
Title:

By:
Name:
Title:

[Consent — 2010-1]

LIBERTY STREET FUNDING LLC, as a CP Conduit Purchaser

By:
Name:
Title:

THE BANK OF NOVA SCOTIA, as an APA Bank

By:
Name:
Title:

[Consent — 2010-1]

VARIABLE FUNDING CAPITAL COMPANY LLC, as a CP Conduit Purchaser

By:	Wells Fargo Securities, LLC,
as Attorney-in-Fact

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as an APA Bank

By:
Name:
Title:

[Consent — 2010-1]

BANK OF AMERICA, NATIONAL ASSOCIATION, as a Non-Conduit Purchaser

By:
Name:
Title:

[Consent — 2010-1]

THE ROYAL BANK OF SCOTLAND, as a Non-Conduit Purchaser

By:	RBS Securities, Inc., as agent

By:
Name:
Title:

[Consent — 2010-1]

UBS REAL ESTATE SECURITIES INC., as a Class B Note Purchaser

By:
Name:
Title:

[Consent — 2010-1]